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                             Exhibit 21

                     Subsidiaries of the Registrant


Name                                        Jurisdiction of Incorporation
----                                        -----------------------------

Duff & Phelps Credit Rating Co. of Europe           Illinois

Duff & Phelps Credit Rating Co. of Asia             Illinois